Registration No.________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      PUBLIC SERVICE COMPANY OF NEW MEXICO


                      New Mexico                85-0019030

                                 Alvarado Square
                          Albuquerqe, New Mexico 87158

                                 (505) 241-2700

                           FIRST RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             DIRECTOR RETAINER PLAN

                                   MAX MAERKI
                Senior Vice President and Chief Financial Officer
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 Alvarado Square
                          Albuquerque, New Mexico 87158

                                 (505) 241-2700

        The Commission is requested to mail signed copies of all orders, notices and communications to :
                                   C. L. MOORE
                             KELEHER & McLEOD, P.A.
                            414 Silver Avenue, S. W.
                          Albuquerque, New Mexico 87103

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed
    Title of                               Proposed       Maximum
   Securities                  Amount       Maximum      Aggregate   Amount of
     to be                     to be     Offering Price  Offering   Registration
   Registered                Registered   Per Share (1)  Price (1)      Fee

Common Stock
  $5.00 par value........  88,488  Shares   $17.4375    $1,543,010    $532.07

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of high and low sale price of the Registrant's Common Stock on the New York Stock Exchange Composite Transaction Tape on April 30,1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference

                  The following documents previously filed with the Securities and Exchange Commission by the Company (File No. 1-6986) are incorporated by reference in the Registration Statement:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed on February 23, 1996 (the "1995 10-K Report").

                  2. The Company's Current Report on Form 8-K dated March 13, 1996.

                  3. The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the filing date of the 1995 10-K Report and prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           Description of Securities.

                  Not Applicable

ITEM 5.           Interests of Named Experts and Counsel.

                  Not  Applicable.   It  is  currently   contemplated  that  the
securities will not be original issuance securities. If that situation should change, an appropriate opinion of counsel will be filed.

ITEM 6.           Indemnification of Directors and Officers.

                  Section 8 of Article II of the Company's By-Laws contains the following provisions with respect to indemnification of directors and officers.

                  Each person who shall have served as a director or an officer of the Company, or, at the request of the Company, as a director or an officer of any other corporation, partnership or joint venture, whether profit or not profit, in which the Company (a) owns shares of capital stock, (b) has an ownership interest, (c) is a member, or (d) is a creditor, and regardless of whether or not such person is then in office, and the heirs, executors, administrators and personal representatives of any such person shall be indemnified by the Company to the full extent of the authority of the Company to so indemnify as authorized by the law of New Mexico.



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                  Section 53-11-4.1 of the Business Corporation Act of the State
of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and
(2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

                  Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. At the Company's 1987 Annual Meeting of Stockholders, the stockholders approved certain agreements with the Company's directors and officers relating to indemnification of directors and officers. Such agreements have been entered into with each director and officer. The agreements provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

                  Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.           Exemption From Registration Claimed.

                  Not Applicable.

ITEM 8.           Exhibits.

Exhibit No.           Description

4.1 Restated Articles of Incorporation of the Company as amended through May 10, 1985 (incorporated by reference to Exhibit 4-(b) to Registration Statement No. 2-99990 of the Company).

4.2 Indenture of Mortgage and Deed of Trust dated as of June 1, 1974, between the Company and The Bank of New York (formerly Irving Trust Company), as Trustee, together with the Ninth Supplemental Indenture dated as of January 1, 1967, the Twelfth Supplemental Indenture dated as of September 15, 1971, the Fourteenth Supplemental Indenture dated as of December 1, 1974, and the Twenty-second Supplemental Indenture dated as of October 1, 1979 thereto relating to First Mortgage Bonds of the Company (incorporated by reference to Exhibit 4-(d) to Registration Statement No. 2-99990 of the Company).

4.3 Portions of sixteen supplemental indentures to the Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, between the Company and The Bank of New York (formerly Irving Trust Company), as Trustee, relevant to the declaration or payment of dividends or the making of other distributions on or the purchase by the Company of shares of the Company's Common Stock (incorporated by reference to Exhibit 4-(e) to Registration Statement No 2-99990 of the Company).

4.4 U. S. $100,000,000 Revolving Credit Agreement dated as of December 14, 1993 among the Company and the banks and co-agents named therein (incorporated by reference to Exhibit 10.57 to Annual Report of the Registrant on Form 10-K for fiscal year ended December 31, 1993).

4.4.1                   Amendment  No.  1,  dated  June 7,  1995  to the U. S.
                        $100,000,000 Revolving Credit Agreement dated as of December 14, 1993 among the Company and the banks and co-agents named therein (incorporated by reference to
                        Exhibit 10.57.1 to the Quarterly Report of the Registrant on Form 10-Q for the quarter ended June 30,
                        1995).

4.5 Reimbursement Agreement, dated as of November 1, 1992 between Public Service Company of New Mexico and Canadian Imperial Bank of Commerce, New York Agency (incorporated by reference to Exhibit 4.5 to Registration Statement No. 33-65418 of the Company).

4.5.1 Amendment No. 1 dated as of July 1, 1994, to the Reimbursement Agreement dated as of November 1, 1992 between Public Service Company of New Mexico and Canadian Imperial Bank of Commerce, New York Agency (incorporated by reference to Exhibit 10.60.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).

4.5.2 Amendment No. 2 dated as of October 1, 1995, to the Reimbursement Agreement dated as of November 1, 1992 between Public Service Company of New Mexico and Canadian Imperial of Commerce, New York Agency (incorporated by reference to Exhibit 10.60.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

23.1                    Consent of Arthur Andersen LLP

99.1 First Restated and Amended Public Service Company of New Mexico Director Retainer Plan

ITEM 9.           Undertakings.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1993;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

                  (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 06, 1996.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO

                                       By:   /s/  Benjamin F. Montoya
                                           ------------------------------
                                          (Benjamin F. Montoya, President
                                          and Chief Executive Officer)

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Benjamin F. Montoya, Max Maerki, and Donna Burnett, and each of them, as attorneys-in fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

              Signature                    Capacity                   Date

        /s/B. F. Montoya         Principal Executive Officer      May 06, 1996
 -----------------------------
           B. F. Montoya                and Director
         President and Chief
           Executive Officer

        /s/M. H. Maerki           Principal Financial Officer     May 06, 1996
 -----------------------------
           M. H. Maerki
       Senior Vice President
   and Chief Financial Officer

        /s/D. M. Burnett          Principal Accounting Officer    May 06, 1996
 -----------------------------
          D. M. Burnett
       Corporate Controller
  and Chief Accounting Officer

       /s/J. T. Ackerman                   Director               May 06, 1996
 -----------------------------
         J. T. Ackerman

       /s/R. G. Armstrong                  Director               May 06, 1996
- ------------------------------
         R. G. Armstrong

        /s/J. A. Godwin                    Director               May 06, 1996
- -----------------------------
          J. A. Godwin

        /s/L. H. Lattman                   Director               May 06, 1996
- -----------------------------
          L. H. Lattman

      /s/M. Lujan, Jr.                     Director               May 06, 1996
- -----------------------------
        M. Lujan, Jr.

       /s/R. U. Ortiz                      Director               May 06, 1996
- -----------------------------
         R. U. Ortiz

        /s/R. M. Price                     Director               May 06, 1996
- -----------------------------
          R. M. Price

        /s/P. F. Roth                      Director               May 06, 1996
- -----------------------------
              P. F. Roth